CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated September 1, 1996 and March 6, 1997, incorporated by reference in this Registration Statement (Form N-1A No. 33-42431) of Dreyfus New York Municipal Cash Management.



                                               ERNST & YOUNG LLP

New York, New York
March 20, 1997